1 Presentation to Presentation to Warsaw Warsaw Goldman, Sachs & Co. Goldman, Sachs & Co. 14-Mar-2006 14-Mar-2006 Exhibit (c)(6)

2 Agenda Agenda I. I. Current Situation Current Situation II. II. Review of Previous Process Review of Previous Process III. III. Valuation Analysis Valuation Analysis

3 I. Current Situation I. Current Situation

Price Per Share $44 per share in cash
Equity Value  $3,224
Enterprise Value  $3,999
Implied Multiples
2005 EBITDA  10.6x
2005 PF EBITDA 8.9x
2006 PF EBITDA 8.3x
2006 P/E  19.9x
Premium: Current ($42.71)  3.0%
All Time Closing High ($43.53)  1.1%
All Time Intraday High ($44.10) (0.2)%
Secondary Offering Price ($35.00)  25.7%
12-Mo. Average ($38.37) 14.7%
Tea Party June Proposal ($37.00) 18.9%
Required Founder Roll/over Equity $200 million
Timing / Diligence 3-4 weeks to announcement
Legal / accounting review
Business diligence of recent acquisitions and conferencing business
Summary of Tea Party’s Verbal Proposal
Summary of Tea Party’s Verbal Proposal
($ in millions, except per share values and ratios)
($ in millions, except per share values and ratios)
Note: Enterprise Value and Pro Forma EBITDA are pro forma for acquisition of Intrado and Raindance. 2006 P/E based on IBES 2006 estimate.

Summary of Recent Discussions
Summary of Recent Discussions
Tea Party called Goldman Sachs following the pricing of the secondary offering to reestablish contact
Tea Party had various conversations with management from September 2005 to
January 2006
Patriot contacted the company in late February through their banker, Wachovia, to express their interest in the company and its prospects
In early March, Patriot had an initial meeting with management
On March 10, 2006, Tea Party contacted Goldman Sachs with a verbal proposal of
$43.00 per share and condition of GW and MW rolling $150 mm and exclusivity
After feedback that evening, Tea Party raised their bid to $43.50 per share
On March 11, Tea Party raised its bid to $44.00 per share with a condition that GW and
MW roll $200 mm
Patriot is expected to provide preliminary valuation guidance on Tuesday, March 14 th

6 II. Review of Previous Process II. Review of Previous Process

Summary Timeline of Previous Process
Summary Timeline of Previous Process
November 2, 2004
January 4, 2005
January 27 – February 8, 2005
February 25, 2005
March 16 – March 21, 2005
April 1 – May 10, 2005
May 9, 2005
May 10, 2005
May 10, 2005
May 17, 2005
May 17, 2005
May 18-20, 2005
May 23, 2005
May 23 – June 10, 2005
June 10 – 17, 2005
June 24, 2005
Date Date Event Event
Began strategic buyer calls
Began financial buyer calls
Initial meetings with financial sponsors
Received initial indications of interest
Management presentations to Redacted, Redacted, Redacted and Tea Party
Process on hold pending Sprint Conferencing acquisition
Acquisition of Sprint Conferencing business announced
Analyst / investor call regarding Sprint transaction
Preliminary phone discussions with potential buyers regarding Sprint transaction
Revised Warsaw  financial model distributed to potential buyers
Revised indicative financing terms communicated to potential buyers
Warsaw management team visits with potential buyers
– Sprint acquisition
– Conferencing strategy
– Financial performance highlights and updated guidance
– Revised forecast model
Bid instruction letter and draft merger agreement distributed to potential buyers
Due diligence calls with potential buyers
Final bids due
Sale process terminated

Annotated Stock Price History
Annotated Stock Price History
18-Months
18-Months
Source:  Factset and press releases Source:  Factset and press releases
Warsaw Stock Performance and High Yield Index Warsaw Stock Performance and High Yield Index
$25
$27
$29
$31
$33
$35
$37
$39
$41
$43
$45
Sep-2004 Nov-2004 Feb-2005 Apr-2005 Jul-2005 Sep-2005 Dec-2005 Mar-2006
Daily from 10-Sep-2004 to 10-Mar-2006
6.0%
6.5%
7.0%
7.5%
8.0%
8.5%
9.0%
Warsaw GS B High Yield Index
10-Dec-2004
Distribution of
Warsaw OMs
25-Feb-2005
Receive initial
indications of
interest
28-Mar-2005
SunGuard LBO
Announcement
11-Aug-2005
SunGuard LBO
Completed
24-Jun-2005
Sale Process
terminated

Summary of the Prior Process
Summary of the Prior Process
History of Potential Buyer Activity
History of Potential Buyer Activity
Contacted Contacted Preliminary Due Diligence Preliminary Due Diligence Extensive Due Diligence Extensive Due Diligence
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Tea Party Tea Party
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Redacted Redacted
Tea Party Tea Party
Redacted Redacted
Redacted Redacted
Tea Party Tea Party

Summary of Prior Due Diligence Performed
Summary of Prior Due Diligence Performed
Buyers accessed over 14,000 documents from the virtual data room
15 calls with senior management after the Sprint announcement
Key areas of focus
Understanding detailed financial model
Long term viability of conferencing business
VOIP / on-site solutions
PBX technology
Revenue per hour trends in dedicated / shared agent services
Offshore threat
Understanding complexities / risk of ARM business
Least familiar to buyers and shortest ownership tenure
Communicated that management was clearly key to the success of the business
Roll-over of founder equity was important to some buyers
Validated transaction
Recapitalization accounting

Summary of Buyer Positions at Termination of Process
Stock Price as of June 17
th
, 2005: $36.84
Preliminary bid range of $38 - $41
Proposal of $36 / share, subject to additional due diligence
–– PF LTM EBITDA multiple of 7.7x
Indicated 2 to 3 weeks required to complete a transaction
Preliminary bid range of $37 - $39
No proposal received
Went to investment committee seeking approval for $40 / share bid and then again at $38 / share
–– PF LTM EBITDA multiple of 8.5x
Unable to get investment committee approval for either transaction at the then current market price of $36.84
Preliminary bid range of $40 - $42
Indicated their valuation was at-market or a slight premium
Suggested possibility of a bifurcated deal
Indicated approximately one to two weeks required to complete a transaction
Suggested valuation range of $37 per share
–– PF LTM EBITDA multiple of 7.9x
Redacted Redacted
Redacted Redacted
Tea Party Tea Party
Note: PF LTM EBITDA on June 17, 2005 = $369.7 million
Redacted, Redacted, Redacted, Redacted,
Redacted, Redacted Redacted, Redacted
Dropped out of the process
–– None could get to a then current market price

Summary of Buyers’
Summary of Buyers’
Investment Perspectives
Investment Perspectives
From Previous Process
From Previous Process
Management strength and depth
Historical track record of growth and premium margins
Multiple competitive advantages
Strong customer relationships
Recent strong business performance
Long-term decline curve of pricing in Conferencing Services
Ability of minute growth to outweigh rate of price decline
Threat of VOIP and other technologies
Impact on assumption for exit multiple
Negative “multiple arbitrage” in Conferencing Services
Average EBITDA multiple of 4 – 6x in Warsaw’s previous conferencing acquisitions vs. ~9x EBITDA multiple for overall
Warsaw transaction
Ability to continue to deliver strong returns in Receivables Management in light of price inflation in purchased paper
Management forecast assumes consistent collection multiple and collection curve
Book value methodology vs. EBITDA multiple methodology produces discount of up to $2 per share
Trend assumptions for revenue-per-hour vs. labor cost in Communication Services
Management forecast assumes better stability going forward in revenue-per-hour relative to historical annual price reductions
Valuation of traditional CRM, conferencing and debt collection comparables
Weaker financing market and having to commit $1 billion equity funding
The potential buyers consistently recognized the key strengths of Warsaw’s business, including:
However, several specific concerns prohibited the buyers from reaching a deal price meaningfully above the current market price

13 III. Valuation Analysis III. Valuation Analysis

Summary of Historical and Projected Financials
Summary of Historical and Projected Financials
Revenue Revenue $988 $988 $1,217 $1,217 $1,524 $1,524 $1,899 $1,899 $2,062 $2,062 $2,249 $2,249 $2,447 $2,447 $2,662 $2,662 24.2% 24.2% 11.8% 11.8%
EBITDA EBITDA 230 230 288 288 378 378 480 480 520 520 566 566 614 614 669 669 28.2% 28.2% 12.1% 12.1%
EBIT EBIT 143 143 187 187 267 267 322 322 361 361 413 413 456 456 516 516 36.6% 36.6% 14.1% 14.1%
Net Income  (After Min. Int.) Net Income  (After Min. Int.) 88 88 113 113 150 150 165 165 192 192 235 235 267 267 305 305 30.6% 30.6% 15.3% 15.3%
EPS EPS $1.28 $1.28 $1.63 $1.63 $2.11 $2.11 $2.27 $2.27 $2.62 $2.62 $3.21 $3.21 $3.65 $3.65 $4.16 $4.16 28.4% 28.4% 14.5% 14.5%
IBES Estimated EPS IBES Estimated EPS 2.21 2.21 2.48 2.48
Net Debt (Including Min. Int.) Net Debt (Including Min. Int.) 166 166 242 242 245 245 580 580
Revenue Growth Revenue Growth NA NA 23.2% 23.2% 25.2% 25.2% 24.6% 24.6% 8.6% 8.6% 9.1% 9.1% 8.8% 8.8% 8.8% 8.8%
Operating Margin Operating Margin 14.5% 14.5% 15.4% 15.4% 17.5% 17.5% 17.0% 17.0% 17.5% 17.5% 18.4% 18.4% 18.7% 18.7% 19.4% 19.4%
Net Income Growth Net Income Growth NA NA 28.4% 28.4% 32.7% 32.7% 10.0% 10.0% 16.1% 16.1% 22.5% 22.5% 13.9% 13.9% 14.0% 14.0%
EPS Growth EPS Growth NA NA 27.3% 27.3% 29.4% 29.4% 7.6% 7.6% 15.4% 15.4% 22.5% 22.5% 13.7% 13.7% 14.0% 14.0%
($ in millions except per share data) 2003 2004 2005 2006 2007 2008 2009 2010 ’03-’05 ’05-’10
Reported Historical Reported Historical Pro Forma Projected Pro Forma Projected CAGR CAGR
Source:  Reported Historical from SEC filings. Pro Forma Projected from company management.
Note: FY 2006 Pro Forma Projected includes full year impact of acquisition of Intrado and Raindance.

Pro Forma Bridge
Pro Forma Bridge
($ in millions) ($ in millions)
FYE 2005A FYE 2005A
Sales Sales $1,523.9 $1,523.9 $264.8 $264.8 $1,788.7 $1,788.7
Operating Income Operating Income 266.7 266.7 36.7 36.7 303.4 303.4
EBITDA EBITDA 377.6 377.6 72.5 72.5 450.1 450.1
Net Income (After Min. Int.) Net Income (After Min. Int.) 150.3 150.3 24.2 24.2 174.5 174.5
Debt Debt 275.8 275.8 515.0 515.0 790.8 790.8
FYE 2006E FYE 2006E
Sales Sales 1,898.8 1,898.8
Operating Income Operating Income 321.6 321.6
EBITDA EBITDA 480.4 480.4
Net Income (After Min. Int.) Net Income (After Min. Int.) 165.0 165.0
Debt Debt 592.3 592.3
Warsaw (Actual) Warsaw (Actual) Adjustments Adjustments Warsaw (Pro Forma) Warsaw (Pro Forma)
Note:  Pro Forma is pro forma for acquisition of Intrado and Raindance for the entire periods. Pro Forma FY 2005 and FY 2006 debt includes $2 million of short-
term notes payable from Intrado, which is included in “Other Current Liabilities”. Warsaw (Actual) FYE 2005A based on public filings.

18 Month Stock Price versus S&P500 and
18 Month Stock Price versus S&P500 and
BPO Index
BPO Index
BPO Index includes: Acxiom, Advo, Affiliated Computer Services, Alliance Data, Bearingpoint, Bisys, Ceridian,
Choicepoint, DST, Fiserv, Harte Hanks, Perot Systems and Reynolds & Reynolds
Sep-2004 Nov-2004 Jan-2005 Apr-2005 Jun-2005 Aug-2005 Oct-2005 Dec-2005 Mar-2006
Daily from 10-Sep-2004 to 10-Mar-2006
Warsaw BPO Index S&P 500 Index
$25.00
$30.00
$35.00
$40.00
$45.00

Warsaw Stock Price Chart
Warsaw Stock Price Chart
$0.00
$5.00
$10.00
$15.00
$20.00
$25.00
$30.00
$35.00
$40.00
$45.00
$50.00
Mar-1997 Mar-1998 Mar-1999 Mar-2000 Mar-2001 Mar-2002 Mar-2003 Mar-2004 Mar-2005 Mar-2006
Daily from 10-Mar-1997 to 10-Mar-2006
$ 42.71

Historical P/E Multiple vs. Small / Mid Cap
Historical P/E Multiple vs. Small / Mid Cap
Business Process Outsourcing Companies
Business Process Outsourcing Companies
BPO Index includes: Acxiom, Advo, Affiliated Computer Services, Alliance Data, Bearingpoint, Bisys, Ceridian,
Choicepoint, DST, Fiserv, Harte Hanks, Perot Systems and Reynolds & Reynolds
5x
10x
15x
20x
25x
30x
35x
40x
Mar-1997 Sep-1998 Mar-2000 Sep-2001 Mar-2003 Sep-2004 Mar-2006
Warsaw BPO Index S&P 500
Average P/E Multiple
Warsaw                        19.8x
BPO Index                   23.5
S&P 500                       21.6
19.7 x
19.3 x
16.9 x

Historical LTM EBITDA Multiple vs. Small/Mid Cap
Historical LTM EBITDA Multiple vs. Small/Mid Cap
Business Process Outsourcing Companies
Business Process Outsourcing Companies
BPO Index includes: Acxiom, Advo, Affiliated Computer Services, Alliance Data, Bearingpoint, Bisys, Ceridian,
Choicepoint, DST, Fiserv, Harte Hanks, Perot Systems and Reynolds & Reynolds
0
2
4
6
8
10
12
14
16
18
Mar-1997 Dec-1998 Oct-2000 Aug-2002 May-2004 Mar-2006
Weekly from 10-Mar-1997 to 10-Mar-2006
Warsaw BPO Index
11.1 x
9.5 x
Average EBITDA Multiple
West 8.9 x
BPO Index 11.1

Warsaw’s 2006E P/E vs. Small/Mid-Cap
Warsaw’s 2006E P/E vs. Small/Mid-Cap
Business Process Outsourcing Companies
Business Process Outsourcing Companies
Note: No IBES 2006E IBES EPS estimates are available for Reynolds & Reynolds, so the company is omitted.
17.4x
18.3x
18.9x 19.0x
19.3x
19.8x
22.4x
23.1x
24.8x
26.4x
16.0x
16.4x
16.7x
17.4x
Acxiom Ceridian Choice-
Point
Bearing-
point
Harte
Hanks
Warsaw DST Alliance
Data
Bisys Advo ACS Fiserv Perot
Systems
Convergys
Median = 18.9x

Warsaw 2006E P/E Multiple vs. Business Segment
Warsaw 2006E P/E Multiple vs. Business Segment
Comparables
Comparables
19.3x
20.9x
24.0x
16.9x
16.0x
11.4x
17.6x
14.3x
12.8x
11.7x
13.3x
Warsaw TeleTech Sitel SR Teleper-Convergys
formance
Premiere PRAA NCO Group Asset
Acceptance
ASTA Encore
Communications Services
Conferencing Accounts Receivables Management
(46% of Warsaw’s
Operating Income)
(39% of Warsaw’s
Operating Income)
(15% of Warsaw’s
Operating Income)
Source:  IBES, Factset
Note: Percentages of Warsaw’s EBITDA based on management’s pro forma FY 2006 estimates excluding corporate costs

Warsaw LTM EBITDA Multiple vs. Business Segment
Warsaw LTM EBITDA Multiple vs. Business Segment
Comparables
Comparables
Source:  IBES, Factset, Public Filings
Note: Percentages of Warsaw’s operating income based on management’s pro forma FY 2006 estimates excluding corporate costs
9.2x
8.2x
9.0x
7.7x
6.8x
5.8x
11.8x
8.8x
8.2x
7.2x
6.8x
Warsaw TeleTech SR Teleper-
formance
Sitel Convergys Premiere PRAA ASTA NCO Group Asset
Acceptance
Encore
Communications Services
Conferencing Accounts Receivables Management
(47% of Warsaw’s
EBITDA)
(40% of Warsaw’s
EBITDA)
(13% of Warsaw’s
EBITDA)

Boenning & $49.00 11-Feb-2006 Buy $2.18 $2.45
Scattergood
CIBC NA 11-Feb-2006 Hold 2.22 2.50
CL King NA 4-Feb-2006 Hold 2.25 2.45
Credit Suisse $47.00 26-Dec-2005 Buy 2.18 NA
First Analysis NA 11-Feb-2006 Strong Buy 2.19 2.52
Goldman Sachs NA 10-Feb-2006 Hold 2.22 2.59
JMP Securities $50.00 4-Feb-2006 Buy 2.37 2.70
Robert W. Baird $50.00 7-Feb-2006 Strong Buy 2.25 2.50
SunTrust $53.00 9-Feb-2006 Strong Buy 2.20 2.45
William Blair NA 16-Dec-2005 NA 2.19 NA
Analyst Estimates
Analyst Estimates
($ in millions, except per share data)
($ in millions, except per share data)
Note:  EPS estimates and brokers’ ratings as per IBES.  Brokers’ ratings based on 10 analysts
FY 2006 FY 2006 FY 2007 FY 2007
$2.18
$2.45
$2.37
$2.70
$2.47
$2.21
Low
Median
High
EPS Estimates EPS Estimates
Brokers’ Ratings
Broker Broker
Price Price
Target Target
2006 2006 2007               2007
EPS Estimates EPS Estimates
Strong
Buy
33%
Buy
33%
Hold
33%
Rating Rating
Date of Date of
Estimate Estimate

Comparable Transactions
Comparable Transactions
Trans.
Ann.
Value
LTM EV Multiples
Date Acquirer Target (Seller)
(US$m)
Sales EBITDA
General BPO
13-Feb-06 Deutsche Post (1) Williams Lea $440 0.8x 10.0x
31-Mar-05 Northgate Information Solutions PLC (2) Sx3 (Viridian Group PLC) 291 1.2x NA
24-Mar-04 Convergys Corp DigitalThink Inc 121 2.8x NA
22-Aug-00 Teletech Newgen Results Corporation 167 2.4x 15.8x
18-Apr-05 RR Donnelley Astron (PPM Ventures) 990 1.8x NA
16-Mar-05 Affiliated Computer Services Mellon Fin'l HR unit (Mellon) 445 0.7x NA
8-Nov-04 Williams Lea Bowne Business Solutions 180 0.7x 10.3x
16-Dec-04 Serco Group ITNET 456 1.2x 9.6x
18-May-04 Marsh & McLennan Kroll 1,914 3.5x 16.4x
1-Mar-04 3i Williams Lea 37 NA NA
2-Dec-02 General Atlantic Liberata (Deloitte partners) 249 1.7x 13.0x
4-Apr-02 Warburg Pincus WNS (British Airways) NA NA NA
11-May-00 Permira (65%), Mgmt Hogg Robinson 355 0.1x 6.4x
General BPO Median 323 1.2x 10.3x
Communication Services
30-Jan-06 West Corp Intrado 465 3.2x 13.1x
21-Sep-05 GTCR Golder Rauner Sorenson Communications NA NA NA
12-May-05 ABRY Language Line 723 NA NA
18-Nov-03 NCO Group Inc RMH Teleservices Inc 101 0.4x 7.2x
5-Sep-00 Teletech Contact Center Holding 106 1.8x NA
Communication Services Median 286 1.8x 10.2x
Conferencing
6-Feb-06 West Corp Raindance Communications Inc 110 1.5x 9.4x
9-May-05 West Corp Sprint Corp-Fon Conferencing 207 1.5x 4.5x
27-Mar-03 West Corp Intercall 400 2.0x 6.0x
Conferencing Median 207 1.5x 6.0x
Accounts Receivables Management
23-Jul-04 West Corp Worldwide Asset Management LLC 178 1.6x 7.0x
24-Jul-02 West Corp (3) Attention LLC 90 3.3x 6.0x
Accounts Receivables Management Median 134 2.4x 6.5x
Median of All Transactions 249 1.6x 9.5x
Warsaw Weighted Median (4) 1.8x 8.0x
(1) No financial details of Williams Lea available, sales and EBITDA are press speculation.
(2) Includes earn out benefits of $50mm.
(3) Includes earn out benefits of $50mm.
(4) Warsaw Weighted Median is weighted average median of Communication Services, Conferencing and Accounts Receivables Management based on Warsaw's segment distribution of EBITDA.

Premia Paid Analysis
Premia Paid Analysis
Average Transaction Premia
Average Transaction Premia
26.1%
25.8%
36.1%
46.0%
43.2%
50.1%
51.4%
40.2%
38.2%
45.3%
1996 1997 1998 1999 2000 2001 2002 2003 2004 2005

Premia
Premia
Paid in “Going Private”
Paid in “Going Private”
Transactions
Transactions
Since 1996
Since 1996
Final Premium / 30 Days Prior to Announcement Final Premium / 30 Days Prior to Announcement
Final Premium / 52 Week High Final Premium / 52 Week High
18.3%
50.5%
15.1%
7.5%
3.2% 3.2%
2.2%
0.0%
0.0%
20.0%
40.0%
60.0%
<0 0
to
10
10
to
20
20
to
30
30
to
40
40
to
50
50
to
60
>100
Premium (%)
3.2%
5.4%
23.7%
19.4%
20.4%
9.7%
6.5%
5.4%
2.2%
1.1%
3.2%
0.0%
0.0%
10.0%
20.0%
30.0%
<0 0
to
10
10
to
20
20
to
30
30
to
40
40
to
50
50
to
60
60
to
70
70
to
80
80
to
90
90
to
100
>100
Premium (%)

Discounted Cash Flow Analysis
Discounted Cash Flow Analysis
Base Case
Implied Equity Value Implied Share Price
2010 Perpetuity  Growth Rate 2010 Perpetuity  Growth Rate
2.0% 3.0% 4.0% 2.0% 3.0% 4.0%
9.0% $ 3,837 $ 4,446 $ 5,300 $ 52.03 $ 60.02 $ 71.21
10.0% 3,262 3,705 4,295 44.50 50.30 58.04
11.0% 2,815 3,149 3,578 38.64 43.02 48.64
12.0% 2,458 2,717 3,040 33.96 37.35 41.59
Revenue Growth / EBIT Margin Sensitivity
Implied Equity Value Implied Share Price
Revenue Growth Revenue Growth
(1.0)% 0.0% 1.0% (1.0)% 0.0% 1.0%
(3.0)% $ 2,924 $ 3,055 $ 3,191 $ 40.07 $ 41.79 $ 43.57
(2.0)% 3,132 3,272 3,417 42.79 44.63 46.53
EBIT Margin (1.0)% 3,339 3,488 3,642 45.51 47.47 49.48
0.0% 3,547 3,705 3,868 48.23 50.30 52.44
1.0%
3,755 3,921 4,093 50.96 53.14 55.40
Note:  Sensitivities based on 10.0% discount rate and 3.0% perpetuity growth rate. Analysis based on management projections. 2006 EBIT margin projected at 17.8% and 2010 EBIT margin projected at 20.0%.
Discount Rate

Leveraged Buyout Analysis
Leveraged Buyout Analysis
Initial Leverage Based on Pro Forma 2005 EBITDA of $450 mm Initial Leverage Based on Pro Forma 2005 EBITDA of $450 mm
Sources of Funds Uses of Funds
Amount % of x2005 Amount
($mm) Rate Total PF EBITDA ($mm)
Cash $ 31 2.5% 0.8 % Equity Purchased ($41.00) $ 2,995
Bank Debt 1,575 7.5% 40.1% 3.5 x Existing Short-Term Debt Retired 2
Unsecured Debt 1,350 9.5% 34.3% 3.0 Existing Long-Term Debt Retired 804
Sponsor Equity 977 24.8% 2.2 Transaction Fees 92
Minimum Cash 40
Total Sources $ 3,933 100.0% 8.7 x Total Uses $ 3,933
Return to Equity Sponsor in 2010
x2005 EBITDA Exit Multiple
PF EBITDA 7.0 x 8.0 x 9.0 x 10.0 x
$ 41.00
8.7 x
19.7%
25.4% 30.3% 34.5%
42.00
8.8
17.9%
23.6% 28.4% 32.5%
43.00
9.0
16.3%
21.9% 26.6% 30.7%
44.00
9.2
14.7%
20.3% 24.9% 29.0%
45.00
9.3
13.3%
18.8% 23.4% 27.4%
46.00
9.5
12.0%
17.4% 22.0% 25.9%
47.00
9.7
10.8%
16.2% 20.7% 24.6%
Note: Analysis based on management forecasts. Analysis assumes that all free cash flow is used to pay down debt. All financials are pro forma for Intrado and Raindance acquisitions.
Assumes tax rate of 37.0%.  Assumes 5.0% hypothetical equity to management at exit.

Analysis at Various Prices
Analysis at Various Prices
($ in millions, except per share data)
($ in millions, except per share data)
Stock price as of 10 March 2006 $ 42.71
Multiple of LTM EBITDA 8.4 x 8.5 x 8.7 x 8.9 x 9.1 x 9.2 x 9.4 x
Premium to Market Price -4.0% -1.7% 0.7% 3.0% 5.4% 7.7% 10.0%
Purchase Price Per Share ($) $ 41.00 $ 42.00 $ 43.00 $ 44.00 $ 45.00 $ 46.00 $ 47.00
Equity Consideration - Diluted ($) (1)(2) 2,995.1 3,071.4 3,147.6 3,223.9 3,300.2 3,376.5 3,452.8
Enterprise Value (3) 3,770.5 3,846.8 3,923.1 3,999.4 4,075.7 4,152.0 4,228.3
Enterprise Value / Sales (4) FY 2005 PF $ 1,788.7 2.1 x 2.2 x 2.2 x 2.2 x 2.3 x 2.3 x 2.4 x
FY 2006E 1,898.8 2.0 2.0 2.1 2.1 2.1 2.2 2.2
Enterprise Value / EBITDA (4) FY 2005 PF $ 450.1 8.4 x 8.5 x 8.7 x 8.9 x 9.1 x 9.2 x 9.4 x
FY 2006E 480.4 7.8 8.0 8.2 8.3 8.5 8.6 8.8
Enterprise Value / EBIT (4)
FY 2005 PF $ 303.4 12.4 x 12.7 x 12.9 x 13.2 x 13.4 x 13.7 x 13.9 x
FY 2006E 321.6 11.7 12.0 12.2 12.4 12.7 12.9 13.1
Purchase Price Per Share / EPS (5)
FY 2005A $ 2.11 19.4 x 19.9 x 20.4 x 20.9 x 21.3 x 21.8 x 22.3 x
FY 2006E 2.21 18.6 19.0 19.5 19.9 20.4 20.8 21.3
(1) Assumes 70.0 million basic shares outstanding as of 31 December 2005.
(2) Assumes exercise of 6.3 million options outstanding with a weighted average strike price of $21.22. Assumes options outstanding are not tax-deductible.
(3) Assumes net debt of $760.2 million and minority interest of $15.3 million as of 31 December 2005 as per Management.
(4) Estimates as per Management dated 8 February 2006.
(5) Estimates as per IBES dated 10 March 2006. FY 2005A EPS not pro forma for acquisitions for Intrado and Raindance.